                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.s 33-2056, 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501,
33-61563, 333-11859, 333-11909, and 333-27211, of The Kroger Co., all on Form
S-8, Registration Statement No. 333-66961 of The Kroger Co. on Form S-4, and Registration Statement No. 333-74389 of The Kroger Co. on Form S-3, of our report dated March 23, 1998 on the consolidated financial statements of Fred Meyer, Inc., appearing in the Current Report on Form 8-K/A dated March 9, 1998 of Fred Meyer Inc.

/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
April 26, 1999